Exhibit 4.02

SUPPLEMENTAL INDENTURE NO. 1

FROM

XCEL ENERGY INC.

(a Minnesota corporation)

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

7.60% JUNIOR SUBORDINATED NOTES, SERIES DUE 2068

DATED AS OF

JANUARY 16, 2008

SUPPLEMENTAL TO JUNIOR SUBORDINATED INDENTURE
DATED AS OF JANUARY 1, 2008

i

THIS SUPPLEMENTAL INDENTURE NO. 1, made as of the 16th day of January, 2008, by and between XCEL ENERGY INC., a corporation duly organized and existing under the laws of the State of Minnesota (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”):

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered its Junior Subordinated Indenture (hereinafter referred to as the “Indenture”), made as of January 1, 2008; and

WHEREAS, Section 2.5 of the Indenture provides that Securities shall be issued in series and that a Company Order shall specify the terms of each series; and

WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Securities designated “7.60% Junior Subordinated Notes, Series due 2068” (hereinafter sometimes referred to as the “Notes due 2068”); and

WHEREAS, Section 12.1 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Securities or establishing or reflecting any terms of any Security and adding to the covenants of the Company; and

WHEREAS, the execution and delivery of this Supplemental Indenture No. 1 (herein, “this Supplemental Indenture”) have been duly authorized by a resolution or written consent adopted by the Board of Directors of the Company;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to set forth the terms and conditions upon which the Notes due 2068 are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Notes due 2068 by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes due 2068, as follows:

ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01     This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02     For all purposes of this Supplemental Indenture:

(a)           Definitions.  Capitalized terms used herein without definition shall have the meanings specified in the Indenture.

(b)           References to Articles and Sections.  All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

(c)           Terms Relating to this Supplemental Indenture.  The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture.

ARTICLE TWO
7.60% JUNIOR SUBORDINATED NOTES, SERIES DUE 2068

SECTION 2.01  There shall be a series of Securities designated the “7.60% Junior Subordinated Notes, Series due 2068” (the “Notes due 2068”). The Notes due 2068 shall be limited to $400,000,000  aggregate principal amount except as provided in Section 2.08 hereof.

SECTION 2.02  Except as otherwise provided in Section 2.05 hereof, the principal amount of the Notes due 2068 shall be payable on the stated maturity date of January 1, 2068  (the “Stated Maturity”).

SECTION 2.03  The Notes due 2068 shall be dated their date of authentication as provided in the Indenture.

The Notes due 2068 shall bear interest at the rate of 7.60% per annum (the “Interest Rate”) up to, but not including, the Stated Maturity or earlier Redemption Date (as defined below), and shall bear interest on any overdue principal at the Interest Rate and (to the extent that payment of such interest is enforceable under the applicable law) on any overdue or deferred installment of interest at the Interest Rate, compounded quarterly, payable (subject to the right of the Company to defer interest payments as described below) quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, an “Interest Payment Date”), commencing April 1, 2008 to the Person in whose name such Note due 2068 is registered at the close of business on the Record Date (as defined below) next preceding such Interest Payment Date.

The term “Interest Period” shall mean each period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Period shall commence on the date of original issuance of the Notes due 2068.

The amount of interest payable for any quarterly Interest Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full quarterly period, on the basis of the actual number of days elapsed during such period using 30-day calendar months).  If an Interest Payment Date or a Redemption Date (as defined below) falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date or Redemption Date, as applicable.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the Trustee is located, are obligated or authorized by law or executive order to close.

 “Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent.

The “Record Date” for payment of interest will be the Business Day next preceding the Interest Payment Date, unless any such Notes due 2068 are registered to a Holder other than the Depository or a nominee of the Depository, in which case the Record Date for payment of interest will be the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.

“Redemption Date” means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

The Company shall have the right, at any time and from time to time during the term of the Notes due 2068, to defer the payment of all or part of the current and accrued interest for a period not exceeding 10 consecutive years (each period, commencing on the date that the first such payment would otherwise be made, an “Optional Deferral Period”); provided that no Optional Deferral Period shall extend beyond the Stated Maturity of the Notes due 2068.  During an Optional Deferral Period, interest (calculated for each Interest Period in the manner provided herein, as if the interest payment had not been so deferred) shall be compounded quarterly.  Any deferred interest on the Notes due 2068 shall accrue interest at a rate equal to the Interest Rate on the Notes due 2068 to the extent permitted by applicable law.  At the end of the Optional Deferral Period, the Company shall pay all interest accrued and unpaid (together with interest thereon) to the person in whose name the Notes due 2068 are registered at the close of business on the Record Date for the Interest Payment Date on which such Optional Deferral Period ended; provided that any such accrued and unpaid interest payable at the Stated Maturity or any Redemption Date shall be paid to the person to whom principal is payable.

Prior to the termination of any such Optional Deferral Period, the Company may further defer the payment of interest, provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed 10 consecutive years at any one time or extend beyond the Stated Maturity of the Notes due 2068.  Upon the termination of any such Optional Deferral Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Optional Deferral Period, subject to the above requirements.  No interest shall be due and payable during an Optional Deferral Period, except at the end thereof.  The Company shall give the Trustee written notice of its election of an Optional Deferral Period at least 10 days and not more than 60 days before the applicable Interest Payment Date.  The Trustee shall promptly forward notice of such election to each Holder of record of the Notes due 2068.

Principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and 2.12 of the Indenture.

SECTION 2.04  The Notes due 2068 shall be payable at the corporate trust office of the Trustee at the offices of such paying agents as the Company may appoint by Company Order in the future.

SECTION 2.05     The Company may redeem the Notes due 2068 at any time before January 16, 2013, in whole or from time to time in part, at a redemption price equal to the Make-Whole Amount (as defined below), plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

The Company may redeem the Notes due 2068 at any time on or after January 16, 2013, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

If before January 16, 2013, a Tax Event (as defined below) shall occur and be continuing, the Company may redeem the Notes due 2068, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at a redemption price equal to 100% of the principal amount of the Notes due 2068, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

If before January 16, 2013, a Rating Agency Event (as defined below) shall occur and be continuing, the Company may redeem the Notes due 2068, in whole or from time to time in part, at a redemption price equal to the Rating Agency Event Make-Whole Amount (as defined below), plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

For purposes of this Section 2.05:

“Treasury Yield” means, for any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Yield shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.  The Treasury Yield shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the time period from the Redemption Date to January 16, 2013 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term to maturity comparable to such time period.  If no U.S. Treasury security has a maturity which is within a period from three months before to three months after January 16, 2013, the two most closely corresponding U.S. Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Yield (as defined below) shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations received for such Redemption Date.

“Independent Investment Banker” means any of Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc. or their respective successors or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Notes due 2068 being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes due 2068 being redeemed from the Redemption Date to January 16, 2013 (assuming, solely for the purposes of this calculation, that the principal amount of the Notes due 2068 to be redeemed was payable on January 16, 2013 and not including any portion of such payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 50 basis points.

“Rating Agency Event” means a change by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that publishes a rating for the Company as of January 11, 2008 (and any successor nationally recognized statistical rating organization) in the equity credit criteria for securities such as the Notes due 2068 resulting in a lower equity credit to the Company, as certified in an Officer’s Certificate to the Trustee by the Company, than the equity credit assigned by such rating agency to the Notes due 2068 on January 11, 2008.

“Rating Agency Event Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Notes due 2068 being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes due 2068 from the Redemption Date to January 16, 2013 (assuming, solely for the purposes of this calculation, that the principal amount of the Notes due 2068 to be redeemed was payable on January 16, 2013 and not including any portion of such payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 50 basis points.

“Reference Treasury Dealer” means (i) Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. or any other primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) designated by, and not affiliated with, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and  their respective successors, provided, however, that if Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. or their respective designees cease to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (ii) any other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Tax Event” means the receipt by the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of (i) amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after January 11, 2008; (ii) proposed change in those laws or regulations that is announced after January 11, 2008; (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after January 11, 2008; or (iv) threatened challenge asserted in writing in connection with an audit of the Company or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes due 2068, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued, in each case after January 11, 2008, there is more than an insubstantial risk that interest payable by the Company on the Notes due 2068 is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for U.S. federal income tax purposes.

Promptly after the calculation of the redemption price of the Notes due 2068, the Company shall give the Trustee notice thereof and the Trustee shall have no responsibility for any such calculation.

The Notes due 2068 shall be redeemable in minimum denominations of $25.00.

The Notes due 2068 shall not be subject to any sinking fund.

SECTION 2.06     The Notes due 2068 shall be issued in fully registered form without coupons in denominations of $25.00 and in integral multiples of $25.00 in excess thereof.

SECTION 2.07     The Notes due 2068 shall initially be in the form attached as Exhibit A hereto.

SECTION 2.08     The Notes due 2068 may be reopened and additional notes of the Notes due 2068 may be issued in excess of the limitation set forth in Section 2.01, provided that such additional notes will contain the same terms (including the maturity date and interest payment terms) as the other Notes due 2068.  Any such additional Notes due 2068, together with the other Notes due 2068, shall constitute a single series for purposes of the Indenture.

SECTION 2.09  In addition to the restrictions on the Notes due 2068 contained in the Indenture, unless the Company shall have paid all accrued and payable interest on the Notes due 2068, except as provided below, the Company shall not, and shall not permit any of its subsidiaries to: (a) declare or pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment, on any shares of the Company’s Capital Stock; (b) make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any of the Company’s debt securities that rank upon the Company’s liquidation on a parity with or junior to the Notes due 2068 (provided that the Company may make partial payment of interest on the Notes due 2068); or (c) make any payments with respect to any guarantee by the Company of debt securities if such guarantee ranks upon liquidation on a parity with or junior to the Notes due 2068.  The foregoing provisions shall not prevent or restrict the Company from making, and the Company shall be permitted at any time, including during an Optional Deferral Period, to make any of the following: (i) purchases, redemptions or other acquisitions of the Company’s Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, consultants or a stock purchase, dividend reinvestment or similar plan, or the satisfaction of the Company’s obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Company to purchase, redeem or acquire its Capital Stock; (ii) any payment, repayment, redemption, purchase, acquisition or declaration of a dividend as a result of any reclassification of the Company’s Capital Stock or the exchange or conversion of all or a portion of one class or series of its Capital Stock or debt securities for a class or series of its Capital Stock; (iii) the purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of its Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts; (iv) dividends or distributions paid or made in the Company’s Capital Stock (or rights to acquire its Capital Stock), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of the Company’s Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest on the Notes due 2068 is deferred; (v) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; and (vi) payments under any trust preferred securities, subordinated debentures or junior subordinated debentures, or guarantees of the foregoing, in each case that rank equal in right of payment to the Notes due 2068, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.

SECTION 2.10  Notwithstanding anything to the contrary in the Indenture, in no event will the occurrence or continuation of an event described in Section 7.1(a)(3) of the Indenture constitute an Event of Default.

ARTICLE THREE
MISCELLANEOUS

SECTION 3.01     The recitals of fact herein and in the Notes due 2068 (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

SECTION 3.02     This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 3.03

(a)           If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)           In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes due 2068 issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 3.04     Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05

(a)           This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)          The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, XCEL ENERGY INC. has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary and Wells Fargo Bank, National Association, has caused this Supplemental Indenture to be signed by its President, Vice President, Assistant Vice President or authorized Corporate Trust Officer, and attested by an authorized officer, this 16th day of January, 2008.

XCEL ENERGY INC.

By:	/s/ George E. Tyson II
Name:	George E. Tyson II
Title:	Vice President and Treasurer

ATTEST:

By:	/s/ Patrice D. Blaeser
Name:	Patrice D. Blaeser
Title:	Assistant Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President

EXHIBIT A

FORM OF GLOBAL SECURITY

7.60% JUNIOR SUBORDINATED NOTES, SERIES DUE 2068

REGISTERED	REGISTERED

THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

XCEL ENERGY INC.
(Incorporated under the laws of the State of Minnesota)

7.60% JUNIOR SUBORDINATED NOTES, SERIES DUE 2068

CUSIP: 98389B 886	NUMBER:

ORIGINAL ISSUE DATE(S): JANUARY 16, 2008	PRINCIPAL AMOUNT(S): $400,000,000

INTEREST RATE: 7.60%	MATURITY DATE: JANUARY 1, 2068

XCEL ENERGY INC., a corporation of the State of Minnesota (the “Company”), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of FOUR  HUNDRED MILLION DOLLARS on the Maturity Date set forth above (the “Stated Maturity”), and to pay interest thereon from the Original Issue Date (or if this Global Security has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable (subject to the right of the Company to defer interest payments as described below) quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, an “Interest Payment Date”) commencing on April 1, 2008, at the per annum Interest Rate set forth above, and shall bear interest on any overdue principal at the Interest Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue or deferred installment of interest at the Interest Rate, compounded quarterly, until the principal hereof is paid or made available for payment.  Interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name such Security of this Series is registered at the close of business on the Record Date (as defined below) next preceding such Interest Payment Date.

The term “Interest Period” shall mean each period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Period shall commence on the date of original issuance of the Securities of this Series.

The amount of interest payable for any quarterly Interest Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full quarterly period, on the basis of the actual number of days elapsed during such period using 30-day calendar months).  If an Interest Payment Date or a Redemption Date (as defined below) falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date or Redemption Date, as applicable.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the Trustee is located, are obligated or authorized by law or executive order to close.

The “Record Date” for payment of interest will be the Business Day next preceding the Interest Payment Date, unless any such Securities of this Series are registered to a Holder other than the Depository or a nominee of the Depository, in which case the Record Date for payment of interest will be the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.

“Redemption Date” means the date fixed for such redemption by or pursuant to the provisions hereof.

The Company shall have the right, at any time and from time to time during the term of the Securities of this Series, to defer the payment of all or part of the current and accrued interest for a period not exceeding 10 consecutive years (each period, commencing on the date that the first such payment would otherwise be made, an “Optional Deferral Period”); provided that no Optional Deferral Period shall extend beyond the Stated Maturity of the Securities of this Series.  During an Optional Deferral Period, interest (calculated for each Interest Period in the manner provided herein, as if the interest payment had not been so deferred) shall be compounded quarterly.  Any deferred interest on the Securities of this Series shall accrue interest at a rate equal to the Interest Rate of the Securities of this Series, to the extent permitted by applicable law.  At the end of the Optional Deferral Period, the Company shall pay all interest accrued and unpaid (together with interest thereon) to the person in whose name the Securities of this Series are registered at the close of business on the Record Date for the Interest Payment Date on which such Optional Deferral Period ended; provided that any such accrued and unpaid interest payable at the Stated Maturity or any Redemption Date shall be paid to the person to whom principal is payable.

Prior to the termination of any such Optional Deferral Period, the Company may further defer the payment of interest, provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed 10 consecutive years at any one time or extend beyond the Stated Maturity of the Securities of this Series.  Upon the termination of any such Optional Deferral Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Optional Deferral Period, subject to the above requirements.  No interest shall be due and payable during an Optional Deferral Period, except at the end thereof.  The Company shall give the Trustee written notice of its election of an Optional Deferral Period at least 10 days and not more than 60 days before the applicable Interest Payment Date.  The Trustee shall promptly forward notice of such election to each Holder of record of the Securities of this Series.

Principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and 2.12 of the Indenture (as defined below).

This Global Security is a global security in respect of a duly authorized issue of Junior Subordinated Notes, Series due 2068 (the “Securities of this Series,” which term includes any Global Securities representing such Securities) of the Company issued and to be issued under a Junior Subordinated Indenture dated as of January 1, 2008 between the Company and Wells Fargo Bank, National Association as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”).  Under the Indenture, one or more series of Securities may be issued and, as used herein, the term

“Securities” refers to the Securities of this Series and any other outstanding series of Securities.  The indebtedness of the Company evidenced by this Global Security, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Senior Indebtedness of the Company and each Holder of this Global Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.  Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Securityholders and of the terms upon which the Securities of this Series are and are to be authenticated and delivered.  This Global Security has been issued in respect of the series designated on the first page hereof.

Each Security of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates.  Each Security or Global Security issued upon transfer, exchange or substitution of such Security or Global Security shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Security or Global Security, as the case may be.

The Company may redeem the Securities of this Series at any time before January 16, 2013, in whole or from time to time in part, at a redemption price equal to the Make-Whole Amount (as defined below), plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

The Company may redeem the Securities of this Series at any time on or after January 16, 2013, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

If before January 16, 2013, a Tax Event (as defined below) shall occur and be continuing, the Company may redeem the Securities of this Series, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at a redemption price equal to 100% of the principal amount of the Securities of this Series, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

If before January 16, 2013, a Rating Agency Event (as defined below) shall occur and be continuing, the Company may redeem the Securities of this Series, in whole or from time to time in part, at a redemption price equal to the Rating Agency Event Make-Whole Amount (as defined below), plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

“Treasury Yield” means, for any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Yield shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.  The Treasury Yield shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the time period from the Redemption Date to January 16, 2013 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term to maturity comparable to such time period.  If no U.S. Treasury security has a maturity which is within a period from three months before to three months after January 16, 2013, the two most closely corresponding U.S. Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury

Yield (as defined below) shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations received for such Redemption Date.

“Independent Investment Banker” means any of Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. or their respective successors or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Securities of this Series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this Series being redeemed from the Redemption Date to January 16, 2013 (assuming, solely for the purposes of this calculation, that the principal amount of the Securities of this Series to be redeemed was payable on January 16, 2013 and not including any portion of such payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 50 basis points.

“Rating Agency Event” means a change by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that publishes a rating for the Company as of January 11, 2008 (and any successor nationally recognized statistical rating organization) in the equity credit criteria for securities such as the Securities of this Series resulting in a lower equity credit to the Company, as certified in an Officer’s Certificate to the Trustee by the Company, than the equity credit assigned by such rating agency to the Securities of this Series on January 11, 2008.

“Rating Agency Event Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Securities of this Series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities of this Series from the Redemption Date to January 16, 2013 (assuming, solely for the purposes of this calculation, that the principal amount of the Securities of this Series to be redeemed was payable on January 16, 2013 and not including any portion of such payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 50 basis points.

 “Reference Treasury Dealer” means (i) Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. or any other primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) designated by, and not affiliated with, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and their respective successors, provided, however, that if Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. or their respective designees cease to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (ii) any other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Tax Event” means the receipt by the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of (i) amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after January 11, 2008; (ii) proposed change in those laws or regulations that is announced after January 11, 2008; (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after January 11, 2008; or (iv) threatened challenge asserted in writing in connection with an audit of the Company or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities of this Series, which amendment, clarification, or change is effective, or which Administrative Action is taken or which judicial decision, interpretation or pronouncement is issued, in each case after January 11, 2008, there is more than an insubstantial risk that interest payable by the Company on the Securities of this Series is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for U.S. federal income tax purposes.

Securities of this Series shall be redeemable in minimum denominations of $25.00.

Notice of redemption will be given by mail to Holders of Securities of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.  In the event of redemption of this Global Security in part only, a new Global Security or Securities of like tenor and series for the unredeemed portion hereof will be issued in the name of the Securityholder hereof upon the surrender hereof.

In addition to the restrictions on the Securities of this Series contained in the Indenture, unless the Company shall have paid all accrued and payable interest on the Securities of this Series, except as provided below, the Company shall not, and shall not permit any of its subsidiaries to: (a) declare or pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment, on any shares of the Company’s Capital Stock; (b) make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any of the Company’s debt securities that rank upon the Company’s liquidation on a parity with or junior to the Securities of this Series (provided that the Company may make partial payment of interest on the Securities of this Series); or (c) make any payments with respect to any guarantee by the Company of debt securities if such guarantee ranks upon liquidation on a parity with or junior to the Securities of this Series.  The foregoing provisions shall not prevent or restrict the Company from making, and the Company shall be permitted at any time, including during an Optional Deferral Period, to make any of the following: (i) purchases, redemptions or other acquisitions of the Company’s Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, consultants or a stock purchase, dividend reinvestment or similar plan, or the satisfaction of the Company’s obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Company to purchase, redeem or acquire its Capital Stock; (ii) any payment, repayment, redemption, purchase, acquisition or declaration of a dividend as a result of any reclassification of the Company’s Capital Stock or the exchange or conversion of all or a portion of one class or series of its Capital Stock or debt securities for a class or series of its Capital Stock; (iii) the purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of its Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts; (iv) dividends or distributions paid or made in the Company’s Capital Stock (or rights to acquire its Capital Stock), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of the Company’s Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest on the Securities of this Series is deferred; (v) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; and (vi) payments under any trust preferred securities, subordinated debentures or junior subordinated debentures, or guarantees of the foregoing, in each case that rank equal in right of payment to the Securities of this Series, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Securities of this Series (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S.  Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S.  Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Securities on the dates such payments are due in accordance with the terms of the Securities of this Series.

If an Event of Default with respect to the Securities of this Series shall occur and be continuing, the principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything to the contrary in the Indenture, in no event will the occurrence or continuation of an event described in 7.1(a)(3) of the Indenture constitute an Event of Default with respect to the Securities of this Series.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Securityholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities.  Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Security.

No reference herein to the Indenture and to provisions of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Global Security may be transferred only as permitted by the legend hereto.

If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Global Security.  If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Security in global form shall no longer be effective with respect to this Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this Series in exchange for this Global Security, will authenticate and deliver individual Securities of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Security.

The Company may at any time and in its sole discretion determine that all Securities of this Series (but not less than all) issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.  In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this Series in exchange for such Global Security, shall authenticate and deliver, individual Securities of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

Under certain circumstances specified in the Indenture, the Depository may be required to surrender any two or more Global Securities which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depository a Global Security in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Securities surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	XCEL ENERGY INC.

By:

Title:

Attest:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Security is one of the Securities of the series herein designated, described or provided for in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF
GIFT
MIN
	ACT —		Custodian
		(Cust)		(Minor)

TEN ENT—as tenants by the entireties		Under Uniform Gifts to Minors

JT TEN—as joint tenants with right
of survivorship and not as tenants in common	State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee the within security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.